UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2012, the Board of Directors of Stratus Properties Inc. (“Stratus”) approved, and on April 13, 2012, Stratus entered into, an Amended and Restated Rights Agreement (the “Amended and Restated Rights Agreement”) with Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as rights agent (the “Rights Agent”), which amends and restates in its entirety the terms of the Rights Agreement dated as of May 16, 2002, between Stratus and the Rights Agent, as amended by Amendment No. 1 to the Rights Agreement, dated as of November 7, 2003. The purposes of the Amended and Restated Rights Agreement are to (1) extend the expiration date of the rights contained therein from May 29, 2012 to May 29, 2015 and (2) make certain other necessary technical and conforming changes. All other terms remain unchanged.

The foregoing summary of the revisions reflected in the Amended and Restated Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. All capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Amended and Restated Rights Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 above are incorporated herein by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report on Form 8-K is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: April 17, 2012

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

4.1	Amended and Restated Rights Agreement, dated as of April 13, 2012, between Stratus Properties Inc. and Computershare Shareowner Services LLC, as Rights Agent.